RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS23 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS23

        $ 607,159                   0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated December 19, 2003
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 19, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
499 or less ..............................           5   $    474,135       0.38%   $ 94,827      78.98%
500-519 ..................................           5        661,617       0.53     132,323      81.14
520-539 ..................................           3        270,892       0.22      90,297      86.91
540-559 ..................................           2        151,956       0.12      75,978      84.58
560-579 ..................................           3        563,797       0.45     187,932      78.97
580-599 ..................................          12      1,765,352       1.40     147,113      76.84
600-619 ..................................          20      1,796,740       1.43      89,837      70.62
620 - 639 ................................          32      3,463,234       2.75     108,226      75.80
640 - 659 ................................          51      5,806,972       4.61     113,862      74.65
660 - 679 ................................          84     10,157,773       8.07     120,926      71.63
680 - 699 ................................         104     12,993,632      10.32     124,939      70.68
700 - 719 ................................         122     14,173,484      11.26     116,176      65.81
720 - 739 ................................         117     14,886,841      11.83     127,238      68.05
740 - 759 ................................         125     18,196,747      14.46     145,574      70.45
760 - 779 ................................         131     16,753,215      13.31     127,887      68.59
780 - 799 ................................         110     15,463,504      12.28     140,577      64.50
800 or greater ...........................          66      8,300,366       6.59     125,763      58.92
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895      68.64%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 480 and 817, respectively, and the weighted average credit score of the mortgage loans was 726.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         656   $ 94,092,343      74.75%   $143,433        723      69.09%
Second/Vacation ..........................          25      2,631,884       2.09     105,275        723      55.64
Non Owner-occupied .......................         311     29,156,031      23.16      93,749        733      68.35
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726      68.64%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase............................         122       $ 15,897,805       12.63%     $130,310        736       75.14%
Rate/Term Refinance.................         376         44,444,624       35.31       118,204        729       65.15
Equity Refinance....................         493         65,366,962       51.93       132,590        721       69.42
Debt Consolidation..................           1            170,867        0.14       170,867        767       70.00
                                           -----       ------------     -------      --------     ------     -------
Total, Average or Weighted Average..         992       $125,880,258      100.00%     $126,895        726       68.64%
                                           =====       ============     =======

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         760   $ 96,462,284      76.63%   $126,924        725      68.81%
Planned Unit Developments (detached) .....          96     14,319,976      11.38     149,166        721      70.10
Two-to-four family units .................          77      8,884,785       7.06     115,387        736      67.35
Condo Low-Rise (less than 5 stories) .....          40      4,077,766       3.24     101,944        736      62.14
Townhouse ................................           5        698,208       0.55     139,642        728      69.88
Planned Unit Developments (attached) .....           8        643,679       0.51      80,460        741      60.37
Condo High-Rise (9 stories or more) ......           4        556,110       0.44     139,028        734      76.88
Condo Mid-Rise (5 to 8 stories) ..........           1        178,638       0.14     178,638        817      80.00
Condotel (1 to 4 stories) ................           1         58,811       0.05      58,811        723      32.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726      68.64%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama.................................         25      $ 2,241,077         1.78%     $89,643        721       81.57%
Arkansas................................          9          771,341         0.61       85,705        715       78.57
Arizona.................................         24        2,906,867         2.31      121,119        728       71.47
California..............................        148       29,975,818        23.81      202,539        745       63.46
Colorado................................         24        3,512,509         2.79      146,355        699       66.93
Connecticut.............................          4          614,333         0.49      153,583        759       74.63
District of Columbia....................          1          342,934         0.27      342,934        719       24.00
Delaware................................          3          351,622         0.28      117,207        669       79.58
Florida.................................         48        5,022,402         3.99      104,633        724       68.49
Georgia.................................         26        2,663,175         2.12      102,430        686       70.70
Hawaii..................................          5          747,318         0.59      149,464        771       78.38
Iowa....................................          4          573,967         0.46      143,492        730       74.51
Idaho...................................         15        1,285,602         1.02       85,707        727       72.31
Illinois................................         18        2,310,213         1.84      128,345        724       64.46
Indiana.................................         16        1,368,195         1.09       85,512        728       74.53
Kansas..................................         10          964,829         0.77       96,483        700       76.16
Kentucky................................          1           72,185         0.06       72,185        777       64.00
Louisiana...............................          6          477,918         0.38       79,653        671       79.40
Massachusetts...........................         17        2,054,195         1.63      120,835        744       60.09
Maryland................................         26        4,328,362         3.44      166,475        724       71.09
Maine...................................          1           69,542         0.06       69,542        583       83.00
Michigan................................         30        3,682,470         2.93      122,749        704       70.68
Minnesota...............................         13        2,097,818         1.67      161,371        740       72.39
Missouri................................         10        1,022,899         0.81      102,290        705       75.78
Mississippi.............................          4          307,331         0.24       76,833        684       62.75
Montana.................................          1           35,179         0.03       35,179        712       38.00
North Carolina..........................         19        1,775,862         1.41       93,466        748       69.95
North Dakota............................          1           66,312         0.05       66,312        742       75.00
Nebraska................................          2          125,168         0.10       62,584        675       77.69
New Hampshire...........................          7        1,171,218         0.93      167,317        693       78.05
New Jersey..............................         26        3,389,996         2.69      130,384        713       57.16
New Mexico..............................          6          925,148         0.73      154,191        764       45.79
Nevada..................................         11        1,133,498         0.90      103,045        736       65.93
New York................................         33        4,632,556         3.68      140,380        731       67.84
Ohio....................................         29        2,692,908         2.14       92,859        709       72.99
Oklahoma................................         20        1,264,694         1.00       63,235        717       74.92
Oregon..................................         16        1,627,994         1.29      101,750        718       65.71
Pennsylvania............................         24        2,832,445         2.25      118,019        739       70.55
Rhode Island............................          3          617,901         0.49      205,967        723       69.26
South Carolina..........................          8          642,422         0.51       80,303        693       82.80
Tennessee...............................         14        1,355,970         1.08       96,855        720       71.44
Texas...................................        205       22,405,084        17.80      109,293        716       72.58
Utah....................................         14        1,532,871         1.22      109,491        711       69.69
Virginia................................         31        3,262,391         2.59      105,238        706       69.28
Vermont.................................          2          168,410         0.13       84,205        779       65.81
Washington..............................         27        4,022,726         3.20      148,990        731       70.53
Wisconsin...............................          5          434,582         0.35       86,916        734       65.22
                                              -----      -----------      -------      -------     ------     -------
Total, Average or Weighted Average.....         992      $125,880,258      100.00%     $126,895       726       68.64%
                                              =====      ============     =======

----------
No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         300   $ 36,685,692      29.14%   $122,286        720      74.30%
Reduced Documentation ....................         692     89,194,566      70.86     128,894        728      66.30
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726      68.64%
                                             =========   ============   ========

         No more than 25.2% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 5.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           3   $    367,930       0.29%   $122,643        781      57.02%
4.625 - 4.749 ............................           3        342,478       0.27     114,159        707      65.30
4.750 - 4.874 ............................           4      1,196,835       0.95     299,209        678      69.17
4.875 - 4.999 ............................           8      1,204,865       0.96     150,608        734      69.46
5.000 - 5.124 ............................          11      1,946,627       1.55     176,966        749      73.02
5.125 - 5.249 ............................          20      3,217,862       2.56     160,893        746      62.77
5.250 - 5.374 ............................          62     10,412,770       8.27     167,948        735      63.87
5.375 - 5.499 ............................          92     14,445,544      11.48     157,017        746      65.26
5.500 - 5.624 ............................         122     16,570,668      13.16     135,825        723      67.10
5.625 - 5.749 ............................         109     13,100,521      10.41     120,188        727      68.07
5.750 - 5.874 ............................         121     16,726,247      13.29     138,233        723      70.71
5.875 - 5.999 ............................         149     17,491,806      13.90     117,395        720      71.55
6.000 - 6.124 ............................          75      8,250,472       6.55     110,006        722      66.22
6.125 - 6.249 ............................          66      7,403,206       5.88     112,170        725      73.27
6.250 - 6.374 ............................          64      5,777,393       4.59      90,272        716      70.65
6.375 - 6.499 ............................          39      3,223,092       2.56      82,643        702      70.77
6.500 - 6.624 ............................          28      3,147,895       2.50     112,425        697      76.77
6.625 - 6.749 ............................           7        430,193       0.34      61,456        667      64.71
6.750 - 6.874 ............................           5        406,130       0.32      81,226        670      75.61
6.875 - 6.999 ............................           2        141,850       0.11      70,925        678      72.91
7.125 - 7.249 ............................           1         44,213       0.04      44,213        776      41.00
7.500 - 7.624 ............................           1         31,661       0.03      31,661        620      90.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726      68.64%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.6892% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           3   $    367,930       0.29%   $122,643        781      57.02%
4.345 ....................................           3        342,478       0.27     114,159        707      65.30
4.470 ....................................           4      1,196,835       0.95     299,209        678      69.17
4.595 ....................................           8      1,204,865       0.96     150,608        734      69.46
4.720 ....................................          11      1,946,627       1.55     176,966        749      73.02
4.845 ....................................          20      3,217,862       2.56     160,893        746      62.77
4.970 ....................................          62     10,412,770       8.27     167,948        735      63.87
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         111   $ 18,689,367      14.85%   $168,373        735      65.23%
                                             =========   ============   ========


      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 3.248691904%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         497   $ 35,573,872      28.26%   $ 71,577        722      67.20%
100,001-200,000 ..........................         340     40,891,295      32.48     120,269        723      68.80
200,001-300,000 ..........................          71     15,846,261      12.59     223,187        709      69.51
300,001-400,000 ..........................          43     14,095,400      11.20     327,800        732      68.63
400,001-500,000 ..........................          24      9,936,456       7.89     414,019        742      70.45
500,001-600,000 ..........................           8      4,038,877       3.21     504,860        749      71.45
600,001-700,000 ..........................           7      4,126,039       3.28     589,434        747      65.97
700,001-800,000 ..........................           2      1,372,057       1.09     686,029        770      77.46
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726      68.64%
                                             =========   ============   =======



                                               ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         157   $ 17,701,050      14.06%   $112,746        749
50.01-55.00 ..............................          54      6,670,698       5.30     123,531        738
55.01-60.00 ..............................          57      6,780,274       5.39     118,952        739
60.01-65.00 ..............................          71      7,945,823       6.31     111,913        728
65.01-70.00 ..............................         126     16,637,486      13.22     132,044        730
70.01-75.00 ..............................         133     19,141,148      15.21     143,918        729
75.01-80.00 ..............................         300     41,679,073      33.11     138,930        713
80.01-85.00 ..............................          29      3,045,616       2.42     105,021        687
85.01-90.00 ..............................          34      3,421,172       2.72     100,623        714
90.01-95.00 ..............................          28      2,550,405       2.03      91,086        689
95.01-100.00 .............................           3        307,512       0.24     102,504        759
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         992   $125,880,258     100.00%   $126,895        726
                                             =========   ============   ========

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 68.64%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         87        79          72           64
March 2007.............................................      89         75        63          51           41
March 2008.............................................      83         65        49          36           26
March 2009.............................................      77         55        38          26           16
March 2010.............................................      70         46        29          18           10
March 2011.............................................      63         38        22          12            6
March 2012.............................................      56         31        16           8            4
March 2013.............................................      48         25        12           5            2
March 2014.............................................      40         19         8           3            1
March 2015.............................................      31         14         5           2            1
March 2016.............................................      22          9         3           1            *
March 2017.............................................      13          5         2           *            *
March 2018.............................................       3          1         *           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.39       5.20      3.79        2.86         2.22

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                    ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
Aggregate principal balance ....................       $18,689,367.28       $107,190,890.48
Weighted average mortgage rate .................         5.1175654048%         5.7889000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  180                   179
Weighted average remaining term
to maturity (months) ...........................                  159                   160

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$450,142......................        4.266%           6.334%          9.000%          12.249%          16.079%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)

Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%
---------------------

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                           AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                          ----------------------  ----------------------
                             BY       BY DOLLAR      BY       BY DOLLAR
                           NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                            LOANS       LOANS       LOANS       LOANS
                          --------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                 THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........    934       142,682       946       161,218
60 to 89 days ...........    216        35,031       186        26,348
90 days or more(2) ......    258        43,618       225        34,430
Foreclosures Pending ....    279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans ..  1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............  3.255%        3.291%    2.888%        2.877%

--------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:08                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS23(POOL # 4787) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4787
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HNV7   149,652,000.00 122,680,620.29     5.000000  %  1,960,852.65
A-P     76110HNW5       695,199.44     610,026.89     0.000000  %      2,866.92
A-V     76110HNX3             0.00           0.00     0.391041  %          0.00
R       76110HNY1           100.00           0.00     5.000000  %          0.00
M-1     76110HNZ8     3,018,400.00   2,857,420.37     5.000000  %     11,889.38
M-2     76110HPA1       309,600.00     293,088.17     5.000000  %      1,219.50
M-3     76110HPB9       464,200.00     439,442.93     5.000000  %      1,828.47
B-1     76110HPC7       232,200.00     219,816.13     5.000000  %        914.63
B-2     76110HPD5       154,700.00     146,449.42     5.000000  %        609.36
B-3     76110HPE3       232,216.69     219,831.92     5.000000  %        914.69

-------------------------------------------------------------------------------
                  154,758,616.13   127,466,696.12                  1,981,095.60
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       511,169.25  2,472,021.90            0.00       0.00    120,719,767.64
A-P             0.00      2,866.92            0.00       0.00        607,159.97
A-V        41,537.26     41,537.26            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        11,905.92     23,795.30            0.00       0.00      2,845,530.99
M-2         1,221.20      2,440.70            0.00       0.00        291,868.67
M-3         1,831.01      3,659.48            0.00       0.00        437,614.46
B-1           915.90      1,830.53            0.00       0.00        218,901.50
B-2           610.21      1,219.57            0.00       0.00        145,840.06
B-3           915.97      1,830.66            0.00       0.00        218,917.23

-------------------------------------------------------------------------------
          570,106.72  2,551,202.32            0.00       0.00    125,485,600.52
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     819.772675   13.102749     3.415719    16.518468   0.000000  806.669925
A-P     877.484709    4.123881     0.000000     4.123881   0.000000  873.360828
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     946.667229    3.938964     3.944447     7.883411   0.000000  942.728264
M-2     946.667218    3.938953     3.944444     7.883397   0.000000  942.728264
M-3     946.667235    3.938970     3.944442     7.883412   0.000000  942.728264
B-1     946.667239    3.938975     3.944444     7.883419   0.000000  942.728264
B-2     946.667243    3.938979     3.944473     7.883452   0.000000  942.728264
B-3     946.667216    3.938950     3.944463     7.883413   0.000000  942.728265

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:08                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS23 (POOL #  4787)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4787
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,494.28
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,514.82

SUBSERVICER ADVANCES THIS MONTH                                       11,751.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,142,483.49

 (B)  TWO MONTHLY PAYMENTS:                                    1      75,945.29

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      65,428.45


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         64,998.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     125,485,600.52

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          988

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,450,559.01

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.70805700 %     2.82992700 %    0.45980440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.66982300 %     2.84894371 %    0.46738160 %

      BANKRUPTCY AMOUNT AVAILABLE                         198,747.00
      FRAUD AMOUNT AVAILABLE                            1,985,348.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,411,282.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.68882925
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.00

POOL TRADING FACTOR:                                                81.08472643